Exhibit 10.2

AGREEMENT TO AMEND SERIES A-1 CONVERTIBLE PREFERRED

This agreement to amend the Certificate of Designations (“COD”) setting forth the terms of the Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred”) (this “Agreement”) of Outlook Therapeutics, Inc. (formerly known as Oncobiologics, Inc., the “Company”), dated as of January 27, 2020, by and between the Company and BioLexis Pte. Ltd. (formerly known as GMS Tenshi Holdings Pte. Limited, and together with or any of its permitted assigns, the “Holder”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the COD (as defined below), whether defined therein or incorporated by reference.

RECITALS

A.                Reference is hereby made to that certain Amendment to Warrants to Purchase Common Stock, dated as of January 27, 2020 by and between the Company and the Holder (the “Warrant Amendment”).

B.                 In connection with Company’s agreement to enter into the Warrant Amendment and Holder’s subsequent exercise of the warrants as contemplated thereby, the Board of Directors of the Company (the “Board”) has (i) adopted resolutions approving a Certificate of Amendment to the COD of the Series A-1 Preferred, in the form attached hereto as Exhibit A (the “COD Amendment”) and (ii) Holder and the Company desire to enter into certain agreements in connection therewith.

The provisions of this Agreement set forth the agreement of the Company with the Holder regarding such amendment.

1.	COD Amendment.

(a)               In connection with the approval of the Warrant Amendment, (i) the Board adopted the COD Amendment and (ii) resolved to recommend that the stockholders of the Company approve the COD Amendment and the transactions contemplated thereby, including for purposes of Nasdaq Listing Rule 5635(d).

(b)               As promptly as reasonably practicable following the date of this Agreement, and in any event within twenty (20) Business Days, the Company shall prepare and file with the United States Securities and Exchange Commission (the “SEC”) a preliminary proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) relating to, among other things, the approval by the stockholders of the Company of (x) the COD Amendment for purposes of the General Corporation Law of the State of Delaware, and (y) the conversion of the Series A-1 Preferred into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the other transactions contemplated by the COD Amendment, including for purposes of Nasdaq Listing Rule 5635(d), in accordance with applicable Law and the rules and regulations of Nasdaq (such approval, the “Stockholder Approval”). Each of the Company and Holder shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by the COD Amendment, and each covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the date it is filed with the SEC or first mailed to the Company’s stockholders or at the time of the meeting of the stockholders of the Company called to obtain the Stockholder Approval, or any valid adjournment or postponement thereof made with the consent of the Holder (the “Stockholders Meeting”) or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall cause the Proxy Statement to comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Each of the Company and Holder shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement. Within five (5) Business Days of the earlier of (i) the date on which the Company learns, orally or in writing, that the Proxy Statement will not be reviewed by the SEC, including the first Business Day that is at least 10 calendar days after the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement, and (ii) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the first Business Day immediately following the date the Company learns, orally or in writing, that the SEC staff has no further comments on the preliminary Proxy Statement, the Company shall have established a record date for the Stockholders Meeting and shall promptly thereafter, file and mail the definitive Proxy Statement to the Company’s stockholders; provided, however, that the record date for the Stockholders Meeting shall be a date that is after Holder has exercised each of the Warrants pursuant to the Warrant Amendment. The Company shall promptly notify Holder in writing upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall promptly provide Holder with a copy of all written correspondence between the Company or any representatives of the Company, on the one hand, and the SEC or its staff, on the other hand, with regard to the Proxy Statement. The Company shall give Holder and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating to the Company’s stockholders and reasonable opportunity to review and comment on all responses to requests for additional information and shall, in each case, include all comments reasonably requested by Holder. If, at any time prior to the Stockholder Meeting, any information relating to the Company, Holder or any of their respective Affiliates, officers or directors should be discovered by the Company or Holder that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company. For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by Law to remain closed.

(c)               The Company shall, as promptly as reasonably practicable after the date on which the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon, duly call, give notice of, convene and hold the Stockholder Meeting. Notwithstanding the foregoing sentence, (i) if on a date for which the Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of Shares to constitute a quorum and to obtain the Stockholder Approval, whether or not a quorum is present, the Company shall, upon written direction of Holder, and (ii) the Company shall, at any time, upon written direction of Holder, in either case, make one or more successive postponements or adjournments of the Stockholder Meeting; provided that the Stockholder Meeting is not postponed or adjourned to a date that is more than 30 calendar days after the date for which the Stockholder Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law).

(d)               The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of, and to take all other actions necessary or advisable to secure, the Stockholder Approval.

(e)               Within one (1) Business Day following the date the Company receives the Stockholder Approval, the Company shall file the COD Amendment with the Secretary of State of the State of Delaware.

(f)                Following the date the COD Amendment is filed with the Secretary of State for the State of Delaware, Holder agrees to promptly (and in any event, no later than five (5) Business Days following effectiveness of the COD Amendment) convert its shares of Series A-1 Preferred into Common Stock, in accordance with its terms, as amended by the COD Amendment.

2.	Effectiveness.

This Agreement shall not become effective until, and shall become effective upon, the occurrence of the execution and delivery of the form of acceptance on one or more counterparts hereof by the Company and the Holder.

3.	Definitions of “Affiliate” and “Law”.

The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. The term “Law” means any U.S. or non-U.S. federal, state, local, national, supranational, foreign or administrative law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or order.

4.	Miscellaneous.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. This Agreement may be executed and accepted in any number of separate counterparts and by each party hereto on a separate counterpart, each of which shall be an original, but all of which together shall constitute one and the same instrument. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer of a duly authorized representative of each party hereto.

5.	Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America, in each case located in the County of New York, for any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates). Consistent with the preceding sentence, each of the parties hereto hereby (a) submits to the exclusive jurisdiction of such courts for the purpose of any action arising out of or relating to this Agreement brought by either party hereto, (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts, and (c) agrees not to move to transfer any such action to a court other than any of the above-named courts. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

6.	Severability.

If any term or provision of this Agreement or the COD Amendment is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

7.	Specific Enforcement.

The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, the Warrant Amendment or the COD Amendment were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by the other party of any obligation contained in this Agreement, the Warrant Amendment or the COD Amendment, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (a) an order of specific performance to enforce the observance and performance of such obligation, and (b) an injunction restraining such breach or threatened breach. Each party further agrees that neither the other party nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Very truly yours,

OUTLOOK THERAPEUTICS, INC.

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	President and CEO

ACCEPTED AND AGREED:

BIOLEXIS PTE. LTD., as Holder

By:	/s/ Faisal G. Sukhtian
Name:	Faisal G. Sukhtian
Title:	Director